UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

NINE ENERGY SERVICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200 Houston, Texas	77019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 730-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026, Guy Sirkes notified Nine Energy Service, Inc. (the “Company”) of his decision to resign from his role as Executive Vice President and Chief Financial Officer of the Company in order to accept a position at another company. The Company and Mr. Sirkes agreed his resignation would be effective as of May 11, 2026.

On May 11, 2026, Heather Schmidt will be appointed as the Company’s Interim Chief Financial Officer, unless a permanent Chief Financial Officer is appointed on or prior to such date. Ms. Schmidt, age 42, joined the Company in 2012 and is responsible for the Company’s strategic development, M&A and communications with investors and the marketplace as well as marketing and public relations. Since November 2024, she has served as the Company’s Senior Vice President of Strategic Development and Investor Relations, and prior to that, from 2020 to February 2025, she served as the Company’s Vice President, Strategic Development, Investor Relations and Marketing. Before joining the Company, Ms. Schmidt was with SCF Partners, a private equity firm that invests in energy services, products and technology companies globally. Ms. Schmidt’s strong and diverse background also includes fundraising and donor relations for a national political campaign and marketing for an NBA team. Ms. Schmidt received a Bachelor’s degree from Columbia University and an MBA from Rice University.

In connection with Ms. Schmidt’s appointment as Interim Chief Financial Officer, she will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other executive officers, pursuant to which the Company has agreed to indemnify, defend and hold its officers harmless from and against losses and expenses incurred as a result of their service to the Company, subject to the terms and conditions provided in the agreement. The foregoing summary of the indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 and which is incorporated herein by reference.

There are no family relationships between Ms. Schmidt and any director or executive officer of the Company, and there are no transactions between the Company and Ms. Schmidt that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2026	NINE ENERGY SERVICE, INC.

	By:	/s/ Ann G. Fox
Ann G. Fox
President, Chief Executive Officer, Secretary and Director

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